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                                                                    EXHIBIT 10.6

December 26, 2003

Government Properties Trust, Inc.
Mr. Thomas D. Peschio, President/CEO
10250 Regency Circle, Suite #100
Omaha, NE 68114-3754

RE:   Revolving Acquisition Line of Credit

Dear Mr. Peschio:

Based upon the financial information furnished, First National Bank of Omaha ("Lender") hereby commits to make the following described loan under the terms and conditions hereinafter set forth:

BORROWER:           Government Properties Trust, Inc., or its assigns in which it has controlling interest

GUARANTOR:          Government Properties Trust, Inc.

LENDER:             First National Bank of Omaha

FACILITY TYPE:      Revolving Line of Credit, to be used for real estate
                    acquisition purposes.

LOAN AMOUNT:        $50,000,000.00

LOAN ADVANCES:      A.) ACQUISITION ADVANCES shall not exceed 70% of
                    the lesser of the purchase price or appraised value of the acquired property.

                    B.) DEPOSIT ADVANCES (for purchase deposits or permanent mortgage good faith deposits) shall be secured by deposits held by First National Capital Markets, Inc. Up to a maximum of $25,000,000 may be utilized for Letters of Credit.

COLLATERAL:         A.) ACQUISITION ADVANCES: First Mortgages or Deeds of Trust,
                    Security Agreements, and Assignment of Rents and Leases on
                    acquired real estate.
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                       Government Properties Trust, Inc.

                    B.) DEPOSIT ADVANCES: Control Agreement between Borrower, Guarantor, Lender and First National Capital Markets, Inc.

INTEREST RATE:      Prime Rate, Floating (as published by the Wall Street
                    Journal) with a floor of 4.00%.

TERM:               364 days

REPAYMENT:          Monthly payment of interest only based on the amount
                    advanced. Acquisition advances will be repaid upon closing of the permanent financing. Deposit advances will be repaid at the time of acquisition closing or permanent loan closing. Acquisition advances will be limited to a maximum of 6 months. In the event the line is not renewed prior to the 6 months and the line is not replaced by another bank group, then a new loan for that specific property will be negotiated for a term of not more than 12 months.

PREPAYMENT:         The Line of Credit shall be open to prepayment at any time without penalty or fee.

ORIGINATION FEE:    $ 250,000 (0.50% of the Commitment Amount) which is
                    payable on or before closing.

ADVANCE FEE:        0.50% of each advance. Additional fees will be
                    applicable to Letters of Credit.

FINANCIAL
 COVENANTS:         All advances that would increase the balance
                    outstanding under this facility will be subject to the following:

                    1.   Minimum Tangible Net Worth not less than $ 90 million

                    2. Total Liabilities to Tangible Net Worth shall be 4.0 or less

                    3.   Minimum Debt Service Coverage Ratio of 1.2 times.

NEGATIVE COVENANTS: Limitations on other investments, i.e. Properties under development, undeveloped land, unconsolidated affiliates, etc.

AFFIRMATIVE
 COVENANTS:         Maintenance of corporate existence and REIT
                    status, maintenance of insurance; payment of taxes and other liabilities; delivery of financial statements; distributions not to exceed 100% of FFO for most recent 4 quarters, unless


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                       Government Properties Trust, Inc.

                    required to maintain REIT status. Other covenants as appropriate.

ELIGIBLE
 PROPERTIES:        All properties submitted for inclusion must be
                    federal government leased properties and improvements acceptable to Lender and must have an executed lease agreement acceptable to Lender, including a minimum of 10 years remaining on the lease term.

USE OF FUNDS: Loan funds will be used to provide acquisition financing (short-term) for the purchase of the federal government leased properties (predominantly office buildings) that have a minimum of 10 years left on the lease before a lease expiration or a lease termination date. Loan funds may also be used to provide deposits for purchase contracts or good faith deposits with potential permanent mortgage lenders.

LOAN DOCUMENTS: A.) ACQUISITION ADVANCES shall be secured by:

      a)    $50,000,000.00 Revolving Loan Agreement

      b)    Promissory Notes on the individual properties;

      c)    First Mortgages or Deeds of Trust on individual properties

      d)    Assignment of Rents and Leases;

      e) Security Agreement covering all other tangible and intangible assets owned in connection with the individual properties;

      f)    Uniform Commercial Code Financing Statements;

      g)    Environmental Indemnity Agreement;

      h)    Master Guaranty Agreement executed by Guarantor;

      i)    Assignment of major construction contract(s) (if applicable);

      j)    Assignment of Architectural contract(s) (if applicable);

      k)    Notice of Commencement (if applicable); and

      l)    Such additional documents, as Lender shall require.

                B.) DEPOSIT ADVANCES shall be secured by:

      a) Control Agreement between Borrower, Guarantor, Lender and First National Capital Markets, Inc.;

      b)    $50,000,000.00 Revolving Loan Agreement; and

      c)    Such additional documents, as Lender shall require.


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                       Government Properties Trust, Inc.

      The form and content of all above mentioned loan documents shall be reasonably satisfactory to Lender's counsel.

REQUIREMENTS PRIOR TO LOAN CLOSING: At least seven (7) days prior to the closing date, Borrower shall have furnished to Lender each of the following in form and content acceptable to Lender:

a) TITLE: Evidence that title to the Collateral shall be good and marketable, free and clear of all defects, liens, encumbrances, security interests, restrictions and easements which Lender has not otherwise approved. Such evidence shall specifically include:

i.      Copies of all documents affecting title to the Collateral;

ii.     Evidence that ingress and egress from the project is by public streets;
        and

iii. Evidence that all utilities serving the project are located in the public right-of-way abutting the project and if connected to the project by passing over property which is not public right-of-way, are connected to the project by means of easements which have been granted, are acceptable to Lender, and which will be insured through proper title insurance.

b) TITLE INSURANCE: A commitment to issue, on the closing date, an ALTA mortgagee's policy of title insurance to Lender, American Land Title Association Loan Policy 10-17-92 or such other form as Lender shall approve, for the full amount of the loan. The title insurance policy, when issued, shall contain a comprehensive zoning endorsement and any and all other endorsements which lender require. Title shall be subject to those exceptions, as Lender shall approve.

c) SURVEY: An ALTA As-Built Survey of the real estate comprising the property being acquired, identifying all easements and utility locations prepared by a land surveyor duly registered and in good standing in the State (where the property is located) to be in accordance with the survey standards as listed in the Exhibit "A" attached, shall be provided.

d) APPRAISAL: The Lender will require an MAI Appraisal Report on each individual property funded under the Line of Credit. The appraisal is to be ordered by the Lender at Borrower's cost. The appraisal report must be in compliance with all of the minimum standards as required by FIRREA in their uniform appraisal standards adopted June 7, 1994, dealing with federally regulated institutions. Loan not to exceed 70% of appraised value.

e) "PHASE I" SITE ASSESSMENT REPORT: The Lender will require a satisfactory Phase I Environmental Assessment Report covering each individual property funded under the Line of Credit. The report, ordered by the Lender at Borrower's cost, will include, as a minimum, a 40 year title search of all past users and owners of the property being mortgaged.


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                       Government Properties Trust, Inc.

f) INSURANCE: Fire and extended coverage insurance for the full insurable value of the building, including comprehensive general liability insurance. All insurance policies required hereunder shall be issued by companies, on forms, in amounts and with deductibles acceptable to Lender, and shall show Lender as "additional insured" and "loss payee" with a standard non-contributory mortgagee clause in favor of Lender. Such policy shall provide that there shall be no cancellation or modification without less than thirty (30) days prior written notice to Lender. All such policies shall be renewed during the term of the loan and copies of same shall be provided to Lender at least thirty (30) days prior to the termination date of any then current policy. Rent loss coverage of at least twelve (12) months shall be required.

g) TAXES AND ASSESSMENTS: Evidence that all installments of general real estate taxes, special taxes or assessments and the like are paid on all properties acquired under the subject Line of Credit.

h) LEGAL COMPLIANCE: Evidence from local governmental authorities having jurisdiction that the acquisition property complies with all zoning requirements, fire marshal requirements, city code requirements, and any other local ordinance relative to the property's development.

i) FINANCIAL STATEMENTS: Audited financial statements of the Borrower and Guarantor shall be provided to Lender upon request. Lender may reasonably require rent rolls and operating and financial statements on the acquired property.

j) U.C.C./TAX LIEN/JUDGMENT SEARCHES: U.C.C., tax lien and judgment searches against Borrower, Guarantor, and such other parties as Lender may require, showing that the personal property owned by the Borrower and/or Guarantor, as applicable, is free from all security interests, liens, encumbrances, and judgments, except the prior security interest to Lender.

k) LEGAL CAPACITY: Lender will be given evidence that the persons executing the loan documents on behalf of the Borrower and Guarantor have legal capacity and authority to enter into this mortgage transaction and to execute the loan documents.

SPECIAL MORTGAGE PROVISIONS: The loan documents shall provide, in addition to all other provisions required by lender:

a.) FINANCIAL STATEMENTS AND REPORTS: Guarantor and Borrower shall furnish to Lender, within ninety (90) days after the close of each fiscal year, and thereafter upon request, current operating and financial statements and/or tax returns of Borrower and Guarantors, in form satisfactory to Lender, as Lender shall request.

b.) DUE ON SALE OR ENCUMBRANCE: It shall be an event of default if Borrower shall, without the prior written consent of Lender, sell, convey, alienate, mortgage or encumber the Collateral, or any part thereof, or any interest therein, or shall be divested of its title thereto, whether by operation of law or otherwise.


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                       Government Properties Trust, Inc.


CONDITIONS OF CLOSING: The Lender's obligation to disburse the loan contemplated hereunder, or any portion thereof, shall be conditioned upon the following occurring:

a) DELIVERY OF LOAN DOCUMENTS; COMPLIANCE: Borrower shall have delivered to Lender all documents and other items required hereunder, which shall be in such form and content, as Lender shall prescribe. Borrower shall have satisfied each provision and condition of this commitment in a manner reasonably acceptable to Lender, or Lender shall have waived, in writing, Borrower's compliance with a specific provision. Borrower shall provide a certified copy of the limited liability company or partnership agreement and tax identification number of the Borrower.

b) PAYMENT OF COSTS BY BORROWER: Regardless of whether the loan closes, Borrower shall pay all of the Lender's costs in connection with the preparation, closing and disbursement of the loan, including but not limited to, title insurance premiums, survey costs, recording fees and taxes, fees and expenses of Lender's counsel and all other out-of-pocket costs and expenses incurred by Lender in connection with this loan.

c) NO ADVERSE CHANGE: Borrower shall warrant that there has been no deterioration in the financial condition of Borrower or Guarantor and that the financial information heretofore submitted to Lender by Borrower and Guarantor is accurate and complete in all material respects. Lender will be promptly notified of any event which has, or with the passage of time could, cause an adverse change in the financial condition of the Borrower or Guarantor, so long as any indebtedness represented by loan documents remain unpaid.

AFFILIATE AND LOAN PARTICIPANTS: Lender reserves the right to participate this loan out to various "affiliate and participant" banks. Accordingly, these banks would receive and approve of relevant financial data. Borrower hereby authorizes Lender's submission of relevant financial data to its affiliate and participant banks.

CREDIT AGREEMENT: A credit agreement must be in writing to be enforceable under Nebraska law. To protect you and us from any misunderstandings or disappointments, any contract, promise, undertaking, or offer to forebear repayment of money or to make any other financial accommodation in connection with this loan of money or grant or extension of credit, or any amendment of, cancellation of, waiver of, or substitution for any or all of the terms or provisions of any instrument or document executed in connection with this loan of money or grant or extension of credit, must be in writing to be effective.

BORROWER ACCEPTANCE OF COMMITMENT: Borrower's acceptance of the commitment must be by Borrower's approval of this commitment by executing and returning a duplicate copy of the commitment letter not later than December 30, 2003 at 4:00 p.m.

CANCELLATION OF COMMITMENT: If Borrower has not satisfied all of the requirements prior to closing date, time being of the essence, or if Borrower has breached or defaulted in the observance or performance of any of the undertakings, warranties or representations of

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                       Government Properties Trust, Inc.

Borrower in connection with this loan, the Lender shall have the option without giving prior notice to borrower to cancel the commitment and terminate all of the Lender's obligations hereunder (including, without limitation, the obligation to make any disbursements of the mortgage loan proceeds) and, thereupon, Lender shall have the right to pursue any other and further legal and equitable remedies available to Lender.

COMMITMENT EXPIRATION: Closing of this loan transaction must occur within 60 days from the date of commitment acceptance or this commitment shall be considered null and void.

                              FIRST NATIONAL BANK OF OMAHA

                              By: /s/ Daniel M. Shultz
                                  ------------------------------------------
                                    Daniel M. Shultz, Vice President

                                   ACCEPTANCE

The above outlined terms and conditions are hereby accepted this 29 day of December, 2003.

Federal ID #_________________       GOVERNMENT PROPERTIES TRUST, INC.,
                                    a___________________ corporation


                                    By:  /s/ Nancy D. Olson - CFO
                                         ----------------------------

                                    Its:  Chief Financial Officer
                                         ----------------------------

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                       Government Properties Trust, Inc.

                                   EXHIBIT "A"

                               SURVEY REQUIREMENTS

A.    A plat of the subject property showing the following:

      (i) The boundary line and area of the subject property showing all dimensions and all appurtenant easements by courses and distances showing the area of the subject property, and each parcel thereof, in square feet. If the subject property is composed of all or portions of several lots or other legal subdivisions, the boundaries of each should be indicated by dotted lines and the proper lot number or legal subdivision designation shown. If the survey comprises more than one parcel, it should show interior lines and facts sufficient to insure contiguity. Points of beginning used in the description of the subject property should be identified.

      (ii) The location and type of any buildings, improvements, or structures on the subject property, the dimensions and area thereof and the distances therefrom to the nearest facing exterior property lines of the subject property.

      (iii) The location of all easements and rights-of-way affecting or benefiting the subject property (each of which must be identified by referenced by the volume and page where recorded).

      (iv) The location of all building set back lines on the subject property.

      (v) All encroachments, conflicts or protrusions onto adjacent property, streets or alleys of any improvements on the subject property and all encroachments, conflicts or protrusions onto the subject property from adjacent property.

      (vi) All abutting dedicated public streets providing access to the subject property, showing the width and the name thereof, and all sidewalks, parkways, curbs and driveways, including the street address of all building improvements, should be shown.

      (vii) All fences (both perimeter and cross) and all walls and other improvements along the property lines with dimensions. All party walls of buildings or other structures on the property line indicating the thickness of the portions thereon on each side of the property and the nature of the use of said walls on each side.

      (viii) The location of any railroad tracks and boundaries of railway rights-of-way affecting the subject property.

      (ix) All surface wires and cables crossing, entering or leaving the subject property, indicating the amount of cross arm or wire overhang and all anchors and/or guy wires affecting the subject property except ordinary wire service drops.

      (x) The character and location of all telephone, telegraph or electric lines; water, sewer, oil or gas pipelines, etc., on or across the surveyed property and on adjoining properties if they appear to affect the enjoyment of the surveyed property; the points of connection of all service lines with the public system.

      (xi) A directional indicator showing North.


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                       Government Properties Trust, Inc.

      B. Any portion of the subject property which is located in a flood plain or in any other flood hazard or flood danger area as designated by applicable governmental authorities; if none, so state.

      C. A legal description (metes and bounds) of the subject property which must coincide with the boundaries shown on the plat and which must be identical with the description of the subject property, as described in the title insurance commitment.

      D. (As-built survey only) Show buildings, improvements, and parking area (including the number of spaces provided by such parking areas and the number of spaces required by applicable zoning ordinances for such improvements based on the intended use of the improvements), as well as all matters set forth in A. through C. above.

      E. The certification signed and sealed by the surveyor, which must be in substantially the following form:

      TO:   (Title Insurance Company)

            (Borrower)

            (Lender)

            I hereby certify that on the _______ day of ________________, 19___:

      (a) This survey was made on the ground as per the field notes shown on this survey and correctly shows:

            (i) the boundaries and areas of the subject property and the size, location and type of buildings and improvements thereon and the distance therefrom to the nearest facing exterior property lines of the subject property;

            (ii) the location of all rights-of-way, easements, and any other chartable matters of record shown on Commitment for Title Insurance No. __________________, dated _____________________, issued by
            ___________________, as agent for ___________________________ (Title
            Insurance Company) (or of which I have knowledge or have been advised, whether or not of record) affecting or benefiting the subject property,

            (iii) the location of the parking areas on the subject property showing the number of parking spaces provided thereby,

            (iv) all abutting dedicated public streets providing access to the subject property, together with the width and name thereof, and

            (v) all other significant items on the subject property;

      (b) Except as set forth below, there are no:

            (i) encroachments upon the subject property by improvements on adjacent property,


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                       Government Properties Trust, Inc.


            (ii) encroachments on adjacent property, streets or alleys by any improvements on the subject property,

            (iii) party walls,

            (iv) conflicts or protrusions.

The exceptions to the above statements are as follows (if none, so state):

      (c) Adequate ingress to and egress from the subject property is provided by (name of streets), and the same being paved, dedicated public right(s)-of-way maintained by (name of maintaining authority).

      (d) All required building setback lines on the subject property are located as shown hereon.

            -----------------------------
            (Signature of Surveyor)

            Registered Land Surveyor
            Registration No.
                            -------------

            -----------------------------
            Name

            -----------------------------
            Address

            -----------------------------
            City, State, and Zip Code

            -----------------------------
            Telephone Number

            -----------------------------
            Job Number of Surveyor


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                       Government Properties Trust, Inc.

                                   EXHIBIT "B"

                                CONTROL AGREEMENT
               REGARDING SECURITY INTEREST IN INVESTMENT PROPERTY

      This Agreement, made as of the __th day of _________, 20__, by and between First National Bank of Omaha ("BANK"), a national banking association established at Omaha, Nebraska, ______________________(CUSTOMER"), a resident of ____________________, and First National Capital Markets, Inc. ("COMPANY"), a corporation with offices at 1620 Dodge St., Omaha, Nebraska

                                    RECITALS:

      A. CUSTOMER is indebted to BANK as the result of one or more promissory notes, or other evidence of indebtedness. Such indebtedness, whether resulting from a promissory note, guaranty, letter of credit, or any other document or cause, is herein called an "OBLIGATION".

      B. For purposes of this agreement, all capitalized terms not otherwise defined herein have the same meanings as defined in Nebraska Uniform Commercial Code Section 8-102 (a);

      C. COMPANY is either the issuer of, or a SECURITIES INTERMEDIARY as to, the FINANCIAL ASSET described as pledged securities in CUSTOMER's Agency Account #________ (which, together with all cash and stock dividends, stock splits, rights to subscribe, and any property exchanged for the foregoing, and proceeds of the same, are hereafter called the "COLLATERAL"); and

      D. CUSTOMER has provided BANK a security interest in the COLLATERAL, and CUSTOMER desires to provide BANK with control over the COLLATERAL, as such term is defined in Nebraska Uniform Commercial Code Section 8-106.

      Now, therefore, the parties hereto agree as follows:

      1. COMPANY agrees that it will comply with INSTRUCTIONS and ENTITLEMENT ORDERS originated by BANK as to the COLLATERAL, without further consent of CUSTOMER. Until otherwise instructed, CUSTOMER is to receive any cash dividends attributable to the COLLATERAL.

      2. Notwithstanding the provisions of paragraph 1, above, CUSTOMER retains the right to originate instructions to COMPANY as to substitutions for the COLLATERAL, until BANK provides written notice to COMPANY of a default by CUSTOMER as to the OBLIGATION, following receipt of which only BANK may originate instructions to COMPANY as to the COLLATERAL.

      3. This Agreement is executed in Nebraska and is subject to the laws of Nebraska, including the Nebraska Uniform Commercial Code. This Agreement is effective until terminated by a written notice executed by BANK delivered to COMPANY, or until the COLLATERAL is no longer registered to or owned by CUSTOMER.

      4. This Agreement is effective until terminated by a written notice executed by BANK delivered to COMPANY, or until the COLLATERAL is no longer registered to or owned by CUSTOMER. Nonetheless, this agreement shall be renewed on an annual basis, if necessary, subject to approval and acceptance by COMPANY.


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                       Government Properties Trust, Inc.

In witness whereof, the parties have executed this agreement as of the date first set forth above.

First National Bank of Omaha "BANK"


By
   ---------------------      --------------------
Its:
   -----------------------------------------------



First National Capital Markets, Inc. "COMPANY"

By
   ---------------------      --------------------
Its:
   -----------------------------------------------



-----------------------------------------
 "CUSTOMER"

------------------------------------------
 "CUSTOMER"


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